Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Reports Third Quarter 2012 Results

Milford, Massachusetts, October 23, 2012 - Waters Corporation (NYSE/WAT) reported today third quarter 2012 sales of $450 million, a 1% decrease in comparison to sales of $455 million in the third quarter of 2011. For the quarter, foreign currency translation reduced sales growth by 3%. On a GAAP basis, earnings per diluted share (E.P.S.) for the third quarter were $1.12 compared to $1.10 for the third quarter in 2011. On a non-GAAP basis, E.P.S. were up 4% to $1.18 in the third quarter of 2012 from $1.14 in the third quarter of 2011. A reconciliation of GAAP to non-GAAP E.P.S. is attached.

Through the first nine months of 2012, sales for the Company were $1,322 million, a decline of 1% in comparison to sales of $1,330 million in the first nine months of 2011. Foreign currency translation reduced sales growth during the first nine months of 2012 by 3%. E.P.S. for the first nine months of 2012 were $3.19 compared to $3.18 for the comparable period in 2011. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S grew 3% in the first nine months of 2012 to $3.35 from $3.26 in 2011.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Stable pharmaceutical demand and strong sales in Asia allowed us to organically grow our revenue in the third quarter despite challenging market conditions. At the same time, tight expense control, disciplined product pricing and a continuation of our share repurchase program resulted in adjusted earnings per share growth at a rate faster than sales.”

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2012 financial results conference call this morning, October 23, 2012 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor” and click on the Live Webcast. A replay of the call will be available through October 30, 2012, similarly by webcast and also by phone at 402-220-4610.

About Waters Corporation:

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.85 billion in 2011 and 5,700 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the period ended June 30,

2012 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	September 29, 2012	December 31, 2011
Cash, cash equivalents and short-term investments	1,448,441	1,281,351
Accounts receivable	362,371	367,085
Inventories	246,994	212,864
Other current assets	79,692	80,804
Total current assets	2,137,498	1,942,104

Property, plant and equipment, net	261,115	237,095
Other assets	598,527	544,035
Total assets	2,997,140	2,723,234

Notes payable and debt	447,703	290,832
Accounts payable and accrued expenses	319,859	311,031
Total current liabilities	767,562	601,863

Long-term debt	700,000	700,000
Other long-term liabilities	199,699	194,793
Total liabilities	1,667,261	1,496,656

Total equity	1,329,879	1,226,578
Total liabilities and equity	2,997,140	2,723,234

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net sales	$449,952	$454,534	$1,321,875	$1,329,764
Cost of sales	182,702	180,318	529,251	526,250

Gross profit	267,250	274,216	792,624	803,514

Selling and administrative expenses	115,322	121,211	355,123	363,774
Research and development expenses	23,756	23,372	71,046	68,640
Purchased intangibles amortization	6,427	2,369	11,370	7,374
Litigation provision	—	—	3,000	—

Operating income	121,745	127,264	352,085	363,726

Interest expense, net	(5,923)	(5,546)	(17,492)	(13,155)

Income from operations before income taxes	115,822	121,718	334,593	350,571

Provision for income taxes	16,713	20,461	49,094	54,750

Net income	$99,109	$101,257	$285,499	$295,821

Net income per basic common share	$1.13	$1.12	$3.24	$3.24

Weighted-average number of basic common shares	87,411	90,688	88,234	91,334

Net income per diluted common share	$1.12	$1.10	$3.19	$3.18

Weighted-average number of diluted common shares and equivalents	88,451	92,060	89,367	92,898

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2012 and 2011 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (E.P.S.) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future prospects, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

•	Purchased Intangibles Amortization and Step-up Expenses were excluded to allow for comparisons of operating results that are consistent over periods of time.

•

Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and to complete acquisitions are not indicative of normal operating costs.

•	Non-Income Tax Audit Settlement Provision and Litigation Provision were excluded as these costs are isolated, unpredictable and not expected to recur regularly.

•	One-time Income Tax Benefit was excluded as these costs and benefits are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
GAAP Gross Profit	$267,250	$274,216	$792,624	$803,514
Asset Impairments	—	—	1,903	—

Adjusted Non-GAAP Gross Profit	$267,250	$274,216	$794,527	$803,514

GAAP Selling and Administrative Expenses (including purchased intangible amortization and litigation provision)	$(121,749)	$(123,580)	$(369,493)	$(371,148)
Purchased Intangibles Amortization & Step-up Expenses	6,621	2,501	11,828	7,770
Restructuring Costs, Asset Impairments, Acquisitions & Other One-time Costs	1,756	2,686	4,261	4,640
Non-Income Tax Audit Settlement Provision	—	—	484	—
Litigation Provision	—	—	3,000	—

Adjusted Non-GAAP Selling & Administrative Expenses	$(113,372)	$(118,393)	$(349,920)	$(358,738)

GAAP Operating Income	$121,745	$127,264	$352,085	$363,726
Purchased Intangibles Amortization & Step-up Expenses	6,621	2,501	11,828	7,770
Restructuring Costs, Asset Impairments, Acquisitions & Other One-time Costs	1,756	2,686	6,164	4,640
Non-Income Tax Audit Settlement Provision	—	—	484	—
Litigation Provision	—	—	3,000	—

Adjusted Non-GAAP Operating Income	$130,122	$132,451	$373,561	$376,136

GAAP Provision for Income Taxes	$(16,713)	$(20,461)	$(49,094)	$(54,750)
Purchased Intangibles Amortization & Step-up Expenses	(2,318)	(808)	(3,971)	(2,499)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-time Costs	(639)	(830)	(2,297)	(1,417)
Non-Income Tax Audit Settlement Provision	—	—	(182)	—
Litigation Provision	—	—	(1,125)	—
One-Time Tax Benefit	—	—	—	(1,617)

Adjusted Non-GAAP Provision for Income Taxes	$(19,670)	$(22,099)	$(56,669)	$(60,283)

GAAP Net Income	$99,109	$101,257	$285,499	$295,821
Purchased Intangibles Amortization & Step-up Expenses	4,303	1,693	7,857	5,271
Restructuring Costs, Asset Impairments, Acquisitions & Other One-time Costs	1,117	1,856	3,867	3,223
Non-Income Tax Audit Settlement Provision	—	—	302	—
Litigation Provision	—	—	1,875	—
One-Time Tax Benefit	—	—	—	(1,617)

Adjusted Non-GAAP Net Income	$104,529	$104,806	$299,400	$302,698

GAAP E.P.S.	$1.12	$1.10	$3.19	$3.18
Purchased Intangibles Amortization & Step-up Expenses	0.05	0.02	0.09	0.06
Restructuring Costs, Asset Impairments, Acquisitions & Other One-time Costs	0.01	0.02	0.04	0.03
Non-Income Tax Audit Settlement Provision	—	—	0.00	—
Litigation Provision	—	—	0.02	—
One-Time Tax Benefit	—	—	—	(0.02)

Adjusted Non-GAAP E.P.S.	$1.18	$1.14	$3.35	$3.26